Exhibit 99.13(c)

AMENDMENT NO. 1 TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment No. 1 (“Amendment”), effective as of April 24, 2009 (“Effective Date”), is to the Transfer Agency and Service Agreement dated as of September 26, 2006 (“Agreement”), by and between certain Morgan Stanley Closed End Funds as set forth in Appendix A of the Agreement (collectively, “Customers” or individually, “Customer”), and Computershare Inc. (f/k/a Computershare Shareholder Services, Inc.), and its fully-owned subsidiary Computershare Trust Company, N.A. (collectively, “Transfer Agent”).

WHEREAS, the Customers and Transfer Agent are parties to the Agreement;

WHEREAS, the Customers and Transfer Agent now desire to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

1.                                       Amendment of Introductory Section.  The Introductory Section of the Agreement is hereby amended by deleting “Harborside Financial Center, Plaza II, Jersey City, NJ  07311” in its entirety and replacing it with “522 Fifth Avenue, New York, NY  10036”.

2.                                       Amendment of Section 18.  Section 18 of the Agreement is hereby amended by deleting the “If to Customer” notice address in its entirety and replacing it with the following:

Morgan Stanley Trust

522 Fifth Avenue

New York, NY  10036

Attn: General Counsel

3.                                       Amendment of Name.  The Agreement is hereby amended by deleting each reference to “Computershare Shareholder Services, Inc.” and replacing each such reference with “Computershare Inc.”

4.                                       Amendment of Appendix A.  Appendix A to the Agreement is hereby deleted in its entirety and replaced with the new Appendix A attached hereto.

5.                                       Effect on Agreement.  Except as otherwise amended, all other terms of the Agreement shall remain in full force and effect.

6.                                       Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF each of the parties hereto has caused this Amendment to be executed by one of its officers thereunto duly authorized, all as of the Effective Date.

Computershare Inc. and		Morgan Stanley Closed End Funds set forth in Appendix A
Computershare Trust Company, N. A.
On Behalf of Both Entities:

By:	/s/ Dennis V. Moccia	By:	/s/ James Garrett
Name:	Dennis V. Moccia	Name:	James Garrett
Title:	Managing Director	Title:	Treasurer and Chief Financial Officer of
each of the Morgan Stanley Closed-End Funds

Appendix A

As amended April 24, 2009

Morgan Stanley Asia-Pacific Fund, Inc.
Morgan Stanley California Insured Municipal Income Trust
Morgan Stanley California Quality Municipal Securities
Morgan Stanley China “A” Share Fund, Inc.
Morgan Stanley Eastern Europe Fund, Inc.
Morgan Stanley Emerging Markets Debt Fund, Inc.
Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.
Morgan Stanley Emerging Markets Fund, Inc.
Morgan Stanley Frontier Emerging Markets Fund, Inc.
Morgan Stanley Global Opportunity Bond Fund, Inc.
Morgan Stanley High Yield Fund, Inc.
Morgan Stanley Income Securities Inc.
Morgan Stanley India Investment Fund, Inc.
Morgan Stanley Insured California Municipal Securities
Morgan Stanley Insured Municipal Bond Trust
Morgan Stanley Insured Municipal Income Trust
Morgan Stanley Insured Municipal Securities
Morgan Stanley Insured Municipal Trust
Morgan Stanley Municipal Income Opportunities Trust
Morgan Stanley Municipal Income Opportunities Trust II
Morgan Stanley Municipal Income Opportunities Trust III
Morgan Stanley Municipal Premium Income Trust
Morgan Stanley New York Quality Municipal Securities
Morgan Stanley Quality Municipal Income Trust
Morgan Stanley Quality Municipal Investment Trust
Morgan Stanley Quality Municipal Securities
The Latin American Discovery Fund, Inc.
The Malaysia Fund, Inc.
The Thai Fund, Inc.
The Turkish Investment Fund, Inc.

Approved by:

By:	/s/ James Garrett
Names: James Garrett
Titles: Treasurer and Chief Financial Officer of each of the Closed-End Funds